EXHIBIT 23.7

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-8111
FAX (509) 624-5001

Board of Directors
Aberdene Mines Limited
Vancouver, B.C.

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated May 3, 2001, on the financial statements of Aberdene Mines Limited as of March 31, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-4 Registration Statement filed with the Securities and Exchange

Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

July 23, 2001